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                                                                     Exhibit 2.5

                        SENTRY PARK WEST OFFICE CAMPUS
                            BLUE BELL, PENNSYLVANIA

                FOURTH AMENDMENT TO REAL ESTATE SALE AGREEMENT
                ----------------------------------------------


     THIS FOURTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (the "Fourth Amendment") is made as of the 2nd day of July, 1996 by and between SENTRY WEST JOINT VENTURE, an Illinois joint venture partnership ("Seller"), with an office at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, and BGK PROPERTIES, INC., a Delaware corporation ("Purchaser"), with an office at 330 Garfield Street, Santa Fe, New Mexico 87501.

                                   RECITALS

A. Seller and Purchaser are parties to that certain Real Estate Sale Agreement (the "Initial Contract") dated as of March 25, 1996, as amended by that certain First Amendment to Real Estate Sale Agreement (the "First Amendment") dated as of May 9, 1996, that certain Second Amendment to Real Estate Sale Agreement (the "Second Amendment") dated as of May 24, 1996 and that certain Third Amendment to Real Estate Sale Agreement (the "Third Amendment") dated as of May 30, 1996 (the Initial Contract, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to as the "Original Agreement") for the purchase and sale of the certain real estate and improvements located thereon in the City of Blue Bell, County of Montgomery, Commonwealth of Pennsylvania, as such real property is more particularly described in Exhibit A attached to the Initial Contract.

B. Seller and Purchaser desire to modify the Original Agreement as herein set forth.

     THEREFORE, in consideration of the above recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. DEFINED TERMS. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Original Agreement.

2. DEFERRAL OF CLOSING UNTIL JULY 29, 1996. Seller hereby acknowledges that, prior to the date hereof, Purchaser exercised its option, pursuant to Section 4(A)(i) of the Original Agreement, to defer Closing until July 29, 1996.

3. SELLER'S RIGHT TO EXTEND THE CLOSING. In addition to Purchaser's right to further defer the Closing until August 28, 1996 upon compliance with the provisions of Section 4(A)(ii) of the Original Agreement, Seller shall also have the right, at its option, to defer Closing until August 28, 1996 by delivery of written notice to Purchaser of such election on or before 4 p.m. (Chicago, Illinois time) on July 23, 1996.

4.   ESTOPPEL CERTIFICATES.

     A. REVISED FORM OF ESTOPPEL CERTIFICATE. Exhibit E attached to the Original Agreement is hereby deleted and Exhibit E attached to this Fourth Amendment is hereby
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substituted. Therefore, from and after the date of this Fourth Amendment: (i)
all references to "Exhibit E" in the Original Agreement and/or this Fourth Amendment shall mean Exhibit E attached to this Fourth Amendment, and (ii) all references to "Form Estoppel Certificate" in the Original Agreement and/or this Fourth Amendment shall mean the form estoppel certificate attached hereto as Exhibit E.

     B. DISTRIBUTION OF ESTOPPEL CERTIFICATES TO TENANTS. Section 9(A) of the Original Agreement requires Seller, within ten (10) days of the expiration of the "Financing Period" (as defined in the Original Agreement), to send "Estoppel Certificates" (as defined in the Original Agreement) to each tenant occupying space at the Property as of the last day of the Financing Period. Prior to the date hereof, Purchaser requested, and Seller agreed, that Seller defer sending Estoppel Certificates to tenants until after revision of the Form Estoppel Certificate to reflect any modifications requested by Purchaser's lender. Therefore, as Section 4(A) above reflects such lender's modifications, Seller shall send out Estoppel Certificates to tenants within ten (10) days after the date of this Fourth Amendment.

5. APPROVAL OF NEW LEASES. Under cover letters dated June 13, 1996 and June 18, 1996 from Seller's counsel, Rosenberg & Liebentritt, P.C., addressed to Purchaser, Purchaser received "New Lease Notices" (as defined in the Original Agreement) with respect to a Second Amendment to Lease with PNC Bank (the "PNC Second Amendment") and a Standard Form Office Lease with PNC Bank (the "PNC New Lease"). Pursuant to Section 11(L) of the Original Agreement, Purchaser hereby approves of the PNC Second Amendment and the PNC New Lease.

6. CHANGE IN TITLE INSURERS. Section 3 of the Original Agreement requires Purchaser to obtain and cause to be delivered to Seller a "Title Commitment" (as defined in the Original Agreement) from Partners Title Company of Houston, Texas ("Partners"). Prior to the date hereof, Partners, as agent for Commonwealth Land Title Insurance Company, has issued a Title Commitment with an effective date of March 26, 1996 and a revision date of May 9, 1996 (the "Present Title Commitment"). Purchaser has requested that the Present Title Commitment be canceled and that a new title commitment (the "New Title Commitment") be issued with respect to the Property by First American Title Insurance Company of New York's 228 East 45th Street, New York, New York 10017 agency ("First American"). Seller hereby agrees to the cancellation of the Present Title Commitment and the issuance of the New Title Commitment and Purchaser and Seller further agree as follows:

     A. All costs with respect to or in connection with the issuance and the cancellation of the Present Title Commitment shall be borne by Purchaser.

     B. All costs with respect to or in connection with the issuance of the New Title Commitment shall be borne by Purchaser.

     C. Purchaser shall, within five (5) days after the date of this Fourth Amendment, obtain the New Title Commitment and cause the same to be delivered to Seller. Purchaser hereby acknowledges and agrees: (i) that the time period described in Section 3(C) of the Original Agreement for delivering notice to Seller of any objections to title disclosed in the Present Title Commitment and/or the "Survey" (as defined in the Original Agreement) has expired, and (ii) that Purchaser shall not be permitted to object to any matters disclosed in the New Title Commitment that are disclosed in the Present Title Commitment.

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     D. From and after the date hereof: (i) all references to "Title Insurer" in the Original Agreement and/or this Fourth Amendment shall mean First American, and (ii) all references to "Title Commitment" in the Original Agreement and/or this Fourth Amendment shall mean the New Title Commitment.

7. RATIFICATION. It is expressly understood and agreed that the Original Agreement, as hereby amended, shall continue in full force and effect in accordance with its terms and all references in the Original Agreement to the term "Agreement" shall mean the Original Agreement as modified by this Fourth Amendment.

8. SECTION HEADINGS. The section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

9. GOVERNING LAW. This Fourth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

10. COUNTERPARTS. This Fourth Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

11. CONFLICT. In the event of a conflict between the terms and provisions of the Original Agreement and the terms and provisions of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall control.


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     IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this
Fourth Amendment as of the date first above written.

                    SELLER:

                    SENTRY WEST JOINT VENTURE, an Illinois joint venture partnership

                    By: Blue Bell Associates, an Illinois joint venture, as managing general partner

                         By: First Capital Income Properties, Ltd. - Series XI, an Illinois limited partnership, a general partner of Blue Bell Associates

                              By:   First Capital Financial Corporation, a
                                    Florida corporation, as the general partner
                                    of First Capital Income Properties, Ltd. -
                                    Series XI

                                    By:  /s/ Norman Field
                                       -----------------------------------------
                                    Name:    Norman Field
                                         ---------------------------------------
                                    Its:     Vice President
                                        ----------------------------------------

                         By: First Capital Income and Growth Fund - Series XII, an Illinois limited partnership, a general partner of Blue Bell Associates

                              By:   First Capital Financial Corporation, a
                                    Florida corporation, as the general partner
                                    of First Capital Income and Growth Fund -
                                    Series XII

                                    By:  /s/  Norman Field
                                       -----------------------------------------
                                    Name:     Norman Field
                                         ---------------------------------------
                                    Its:      Vice President
                                        ----------------------------------------

                    PURCHASER:

                    BGK PROPERTIES, INC., a Delaware corporation

                    By: /s/  Edward M. Gilbert
                       ---------------------------------------------------------
                    Name:    Edward M. Gilbert
                         -------------------------------------------------------
                    Its:     President
                        --------------------------------------------------------

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